SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ ☐ ☐ ☒ ☐

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

DREYFUS 100% U.S. TREASURY MONEY MARKET FUND

DREYFUS BASIC MONEY MARKET FUND, INC.

DREYFUS BASIC U.S. GOVERNMENT MONEY MARKET FUND

DREYFUS CASH MANAGEMENT

DREYFUS CASH MANAGEMENT PLUS, INC.

DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS

DREYFUS LIQUID ASSETS, INC.

DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND

DREYFUS MONEY MARKET INSTRUMENTS, INC.

DREYFUS MUNICIPAL CASH MANAGEMENT PLUS

DREYFUS MUNICIPAL FUNDS, INC.

DREYFUS MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS NEW YORK AMT-FREE MUNICIPAL MONEY MARKET FUND

DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT

DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND

DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS

DREYFUS TREASURY & AGENCY CASH MANAGEMENT

DREYFUS TREASURY PRIME CASH MANAGEMENT

DREYFUS VARIABLE INVESTMENT FUND

DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

GENERAL MONEY MARKET FUND, INC.

______________________________________________________________________

(Name of Registrants as Specified in Charters)

______________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________

☐	Fee previously paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

The Dreyfus Family of Funds

200 Park Avenue

New York, New York 10166

Dear Stockholder:

Recently, we sent you proxy materials regarding the Special Meeting of Stockholders of your Dreyfus fund(s) and many other funds in the Dreyfus Family of Funds to be held on November 16, 2009. At that meeting, stockholders of each fund will be asked to approve one or more changes to the fund’s fundamental policies and investment restrictions.

One of the proposals involves approval of one or more changes to the fund’s fundamental policies and investment restrictions to increase the fund’s flexibility in managing liquidity needs and to enable the fund to participate in an interfund lending program whereby certain funds in the Dreyfus Family of Funds may directly lend to and borrow money from each other for temporary purposes. This program, for example, would permit your fund to borrow money from other Dreyfus funds as needed to make redemptions while awaiting payment for securities that it has sold. In addition, your fund could lend its cash reserves to other Dreyfus funds to meet their temporary borrowing needs. The funds would seek to use the proposed interfund lending program to (i) reduce the cost that would be incurred in borrowing from banks and other lenders and (ii) earn higher interest rates on cash balances they currently use to invest in short-term investments or repurchase agreements. As to this proposal, we want to clarify that any loan by a fund to any other fund participating in the interfund lending program would be on a secured basis only, requiring the borrowing fund to segregate collateral with a market value at least equal to the outstanding principal value of the loan. Further, if a borrowing fund’s total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the fund would be permitted to borrow on a secured basis only by segregating collateral with a market value at least equal to 102% of the outstanding principal value of the loan. No fund will make any loans to any other fund or otherwise (including, without limitation, loans of portfolio securities), except on a secured basis.

The proxy statement provides a detailed description of the proposed changes to fundamental policies and investment restrictions. A copy of the proxy statement is available at HTTP://WWW.DREYFUS.COM/PROXYINFO.HTM.

Remember, your vote is extremely important, no matter how large or small your fund holdings. To vote, you may use any of the following methods:

•	By Mail. Please complete, date and sign each enclosed proxy card and mail it in the enclosed, postage-paid envelope.
•	By Internet. Have your proxy card(s) available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the simple instructions on the website.
•	By Telephone. Have your proxy card(s) available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the simple recorded instructions.

We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card. Whichever voting method you choose, please take the time to read the full text of the proxy statement before you vote. If you have any questions before you vote, please call our proxy solicitor at 1-866-776-7031.

Your vote is very important to us. Thank you for your response and for your continued investment with the Dreyfus Family of Funds.

Sincerely,

J. David Officer

President

The Dreyfus Family of Funds